Prospectus, May 1, 2002

Evergreen
Variable Annuity Funds

Evergreen VA Blue Chip Fund
Evergreen VA Capital Growth Fund
Evergreen VA Equity Index Fund
Evergreen VA Foundation Fund
Evergreen VA Fund
Evergreen VA Global Leaders Fund
Evergreen VA Growth and Income Fund
Evergreen VA International Growth Fund
Evergreen VA Masters Fund
Evergreen VA Omega Fund
Evergreen VA Small Cap Value Fund
Evergreen VA Special Equity Fund
Evergreen VA Strategic Income Fund
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARIES:

Overview of Fund Risks
Evergreen VA Blue Chip Fund
Evergreen VA Capital Growth Fund
Evergreen VA Equity Index Fund
Evergreen VA Foundation Fund
Evergreen VA Fund
Evergreen VA Global Leaders Fund
Evergreen VA Growth and Income Fund
Evergreen VA International Growth Fund
Evergreen VA Masters Fund
Evergreen VA Omega Fund
Evergreen VA Small Cap Value Fund
Evergreen VA Special Equity Fund
Evergreen VA Strategic Income Fund

GENERAL INFORMATION:

The Funds' Investment Advisor
The Funds' Sub-Advisors
The Funds' Portfolio Managers
Calculating the Share Price
Participating Insurance Companies
How to Buy and Redeem Shares
Other Services
The Tax Consequences of Investing in the Funds
Fees and Expenses of the Funds
Financial Highlights
Other Fund Practices

In general,

the Funds included in this prospectus provide investors with a selection of investment alternatives which seek capital growth, income and diversification. Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For further information about these contracts and policies, please see the separate prospectuses issued by the participating life insurance companies.

Fund Summaries Key

Each Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund?

Overview of Fund Risks

Variable Annuity Funds

Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For more information about these Funds and the other funds offered in the Evergreen Funds family, please call 1-800-847-5397.

The Funds offered in this prospectus follow various investment strategies and focus their investments on a variety of securities. The Funds typically rely on the following basic strategies, selling a portfolio investment: (i) when the issuers’ investment fundamentals begin to deteriorate; (ii) when the investment reaches or exceeds the portfolio managers' targeted value; (iii) to take advantage of more attractive investment opportunities; (iv) when the investment no longer appears to meet the Fund’s investment objective; (v) when the Fund must meet redemptions; or (vi) for other investment reasons which the portfolio managers deem necessary.

Following this overview, you will find information on each Fund's specific investment strategies and risks.

Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with the Funds' principal investment strategies and investment goals and, if employed, could result in a lower return and potential loss of market opportunity.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal
  not a deposit with a bank
  not insured, endorsed or guaranteed by the FDIC or any government agency subject to investment risks, including possible loss of your original investment.
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Stock Market Risk

Your investment in a Fund will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on and the value of your investment would likely decline. Even if general economic conditions do not change, dividend yield, total return earned on and the value of your investment could decline if the particular industries, companies or sectors in which the Fund invests do not perform well.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a Fund that invests in these companies to increase in value more rapidly than a Fund that invests in larger, fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different style. A Fund may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth of earnings potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

Interest Rate Risk

If interest rates go up, the value of debt securities and certain dividend paying stocks tends to fall. If a Fund invests a significant portion of its portfolio in debt securities or stocks purchased primarily for dividend income, and interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by a Fund on its debt securities may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by the Fund, the more a Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. If a Fund invests in debt securities, then the value of your investment may decline if an issuer fails to pay an obligation on a timely basis. A Fund may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to the Fund. Such third party may be unwilling or unable to honor its financial obligations.

Foreign Investment Risk

If a Fund invests in non-U.S. securities it could be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which a Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which a Fund's investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in a Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

VA Blue Chip Fund

FUND FACTS:

Goal:

  Capital Growth

  Principal Investment:

  Large-Cap U.S. Common Stocks

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth with the potential for income.

  INVESTMENT STRATEGY

  The Fund normally invests at least 80% of its assets in "blue chip" stocks. Blue chip stocks are the common stocks of well-established, large U.S. companies with a long history of performance, typically recognizable names representing a broad range of industries. The market captialization of the stocks selected will be within the range tracked by the S&P 500 Index, at the time of purchase. In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the S&P 500 Index. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents.

  Buy and sell decisions are based primarily on fundamental analysis to identify companies with leading positions within their industry, solid management and strategies, and a trend of stable or accelerating profits. The portfolio managers look for factors that could trigger a rise in price such as new products or markets or positive changes in corporate structure or market perception. The Fund’s stock selection is based on a diversified style of equity management that allows it to invest in both growth- and value-oriented equity securities. “Growth” securities are securities of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” securities are securities that the Fund’s portfolio managers believe are undervalued on a price-to-earnings and price-to-assets methodology.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 4/27/2000. It should give you a general idea of the risks of investing in the Fund. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
- 16.61

Best Quarter:	4th Quarter 2001	+ 9.76%
Worst Quarter:	1st Quarter 2001	- 14.19%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500), an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	04/27/2000	- 16.61%	N/A	N/A	- 15.86%
S&P 500		- 11.87%	N/A	N/A	- 12.05%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.61%	0.00%	0.36%	0.97%

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 99
3 years	$ 309
5 years	$ 536
10 years	$ 1,190

  VA Capital Growth Fund

  FUND FACTS:

  Goal:

  Long-Term Capital Growth

  Principal Investment:

  Large-Cap U.S. Common Stocks

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Pilgrim Baxter Value Investors, Inc.

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The Fund seeks to achieve its goal by investing primarily in common stocks of large U.S. companies which the portfolio managers believe have the potential for capital growth over the intermediate- and long-term. The stocks selected will be those companies whose market capitalization falls within the range tracked by the S&P 500 Index, at the time of purchase. In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the S&P 500 Index. The Fund may also invest without limit in preferred stocks, convertible securities and any other securities that the portfolio managers believe may permit the Fund to achieve its investment goal. The Fund’s portfolio managers select stocks using a “growth-at-a-reasonable-price” method. This style of diversified equity management is best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/3/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
							+ 6.50	+ 17.69	- 12.95

Best Quarter:	2nd Quarter 1999	+ 10.24%
Worst Quarter:	3rd Quarter 2001	- 13.50%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500) and the Russell 1000® Value Index (Russell 1000 Value). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The Russell 1000 Value is an unmanaged, market capitalization-weighted index measuring the performance of those Russell 1000 companies with lower price-to-book ratio and lower forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/03/1998	- 12.95%	N/A	N/A	4.54%
S&P 500		- 11.87%	N/A	N/A	3.72%
Russell 1000 Value		- 5.59%	N/A	N/A	4.68%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.80%	0.00%	0.24%	1.04%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 106
3 years	$ 331
5 years	$ 574
10 years	$ 1,271

  VA Equity Index Fund

  FUND FACTS:

  Goal:

  Price and Yield Performance Comparable to the S&P 500 Index

  Principal Investment:

  Equity Securities listed on the S&P 500 Index

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks investment results that achieve price and yield performance similar to the S&P 500 Index.

  INVESTMENT STRATEGY

  The Fund invests substantially all of its assets in equity securities that represent a composite of the S&P 500 Index. The correlation between the performance of the Fund and the S&P 500 Index is expected to be, before expenses, 0.98 or higher. The Fund’s portfolio managers use computer models that closely monitor the composition of the S&P 500 Index. The S&P 500 Index is an unmanaged index of 500 common stocks chosen by Standard & Poor’s Ratings Services to reflect the industries of the U.S. economy and is often considered a proxy for the stock market in general. To replicate the performance of the S&P 500 Index, the Fund’s portfolio managers use a passive management approach and invest in substantially all of the stocks comprising the S&P 500 Index.

  The Fund intends to sell a portfolio investment when it is removed from the S&P 500 Index and when the Fund must meet redemptions.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  The Fund is also subject to index fund risk. The Fund is not actively managed and invests in securities included in the S&P 500 Index regardless of their investment merit. Therefore, the Fund cannot modify its investment strategy to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to the S&P 500 Index. Although the Fund’s modeling techniques are intended to produce performance that approximates that of the S&P 500 Index (before expenses), there can be no assurance that these techniques will reduce “tracking error”, the difference between the Fund’s investment results (before expenses) and the S&P 500 Index. Tracking error may arise as a result of brokerage costs, fees and operating expenses.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 9/29/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
								- 9.11	- 11.97

Best Quarter:	1st Quarter 2000	+ 2.18%
Worst Quarter:	3rd Quarter 2001	- 14.67%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500), an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	09/29/1999	- 11.97%	N/A	N/A	- 3.45%
S&P 500		- 11.87%	N/A	N/A	- 3.63%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.32%	0.00%	0.22%	0.54%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual operating expenses do not reflect fee waivers and expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 0.30%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 55
3 years	$ 173
5 years	$ 302
10 years	$ 677

  VA Foundation Fund

  FUND FACTS:

  Goals:

  Capital Growth
  Current Income

  Principal Investments:

  Common and Preferred Stocks
  U.S. Treasury and Agency Obligations
  Investment Grade Debt Securities

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth and current income.

  INVESTMENT STRATEGY

  The Fund invests in a combination of equity and debt securities. Under normal conditions, the Fund will invest at least 25% of its assets in debt securities and the remainder in equity securities.

  The equity securities that the Fund invests in will primarily consist of the common stocks, preferred stocks and securities convertible or exchangeable for common stocks of large U.S. companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 1000® Index, at the time of purchase). In addition, the equity portion of the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 1000® Index.

  The Fund's portfolio managers use a diversified equity style of management, best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued. The portfolio managers look for factors that could trigger a rise in price such as new products or markets or positive changes in corporate structure or market perception. The Fund’s investment in equity securities will be on the basis of the potential for capital growth.

  The Fund normally invests substantially all of the fixed income portion in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government, corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Interest Rate Risk
    Credit Risk
  The Fund is also be subject to the risks associated with investing in mortgage-backed securities. Like other debt securities, changes in interest rates generally affect the value of mortgage-backed securities. Additionally, some mortgage-backed securities may be structured so that they may be particularly sensitive to interest rates. Early repayment of mortgages underlying these securities may expose the Fund to a lower rate of return when it reinvests the principal.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/1/1996. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
					+ 27.80	+ 10.56	+ 10.64	- 4.93	- 8.57

Best Quarter:	2nd Quarter 1997	+ 13.26%
Worst Quarter:	1st Quarter 2001	- 8.83%

  The next table lists the Fund’s average annual total return over the past one year and five years and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500, Lehman Brothers Aggregate Bond Index (LBABI) and the Russell 1000® Index (Russell 1000). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The LBABI is an unmanaged, fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities and asset-backed securities. The Russell 1000 is an index which measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/01/1996	- 8.57%	6.34%	N/A	8.01%
S&P 500		- 11.87%	10.70%	N/A	12.22%
Russell 1000		- 12.45%	10.50%	N/A	11.79%
LBABI		8.44%	7.43%	N/A	7.19%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.75%	0.00%	0.18%	0.93%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 95
3 years	$ 296
5 years	$ 515
10 years	$ 1,143

  VA Fund

  FUND FACTS:

  Goal:

  Long-Term Capital Growth

  Principal Investment:

  Large-Cap U.S. Common Stocks

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The Fund invests primarily in the common stocks of large U.S. companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 1000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 1000® Index. The Fund's portfolio managers use a diversified equity style of management, best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies that the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies that the Fund’s portfolio managers believe are undervalued. Other equity securities in which the Fund may invest include preferred stocks and securities convertible into common stocks.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/1/1996. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
					+ 37.16	+ 6.44	+ 23.03	- 11.99	- 17.85

Best Quarter:	4th Quarter 1998	+ 18.02%
Worst Quarter:	3rd Quarter 1998	- 17.20%

  The next table lists the Fund’s average annual total return over the past one and five years and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 and the Russell 1000® Index (Russell 1000). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The Russell 1000 is an unmanaged index which measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/01/1996	- 17.85%	5.37%	N/A	7.09%
S&P 500		- 11.87%	10.70%	N/A	12.22%
Russell 1000		- 12.45%	10.50%	N/A	11.79%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.75%	0.00%	0.20%	0.95%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 97
3 years	$ 303
5 years	$ 525
10 years	$ 1,166

  VA Global Leaders Fund

  FUND FACTS:

  Goal:

  Long-Term Capital Growth

  Principal Investment:

  Equity Securities

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks to provide investors with long-term capital growth.

  INVESTMENT STRATEGY

  The Fund normally invests at least 65% of its assets in a diversified portfolio of equity securities of companies located in the world’s major industrialized countries. The Fund will make investments in no less than three countries, which may include the U.S., but may invest more than 25% of its assets in one country. The Fund’s portfolio managers will screen the largest companies in major industrialized countries and invest in what they believe are the 100 best companies. The portfolio managers' criteria for selecting securities includes high return on equity, consistent earnings growth, established market presence, and industries or sectors with significant growth prospects. The Fund’s portfolio managers will review and evaluate their criteria for choosing these companies on an ongoing basis.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Foreign Investment Risk
  In addition, if more than 25% of the Fund’s assets is invested in one country, the value of the Fund’s shares may be subject to greater fluctuation due to the lesser degree of diversification across countries.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
						+ 18.92	+ 24.72	- 8.70	- 13.42

Best Quarter:	4th Quarter 1998	+ 21.86%
Worst Quarter:	3rd Quarter 1998	- 14.25%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Morgan Stanley Capital International World Free Index (MSCI World), an unmanaged, broad, market capitalization-weighted performance benchmark for all developed markets in the world. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/06/1997	- 13.42%	N/A	N/A	5.18%
MSCI World		- 16.82%	N/A	N/A	5.01%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.87%	0.00%	0.28%	1.15%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.00%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 117
3 years	$ 365
5 years	$ 633
10 years	$ 1,398

  VA Growth and Income Fund

  FUND FACTS:

  Goals:

  Capital Growth
  Current Income

  Principal Investment:

  Large-Cap and Medium-Cap U.S. Common Stocks

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth in the value of its shares and current income.

  INVESTMENT STRATEGY

  The Fund invests primarily in the common stocks of medium- and large-sized U.S. companies, (i.e., companies whose market capitalization falls within the range tracked by the Russell 1000® Value Index, at the time of purchase). The Fund’s stock selection is based on a diversified style of equity management that allows it to invest in both value- and growth-oriented equity securities. The Fund’s portfolio managers look for companies that are temporarily undervalued in the marketplace, sell at a discount to their private market values and which display certain characteristics such as earning a high return on investment and having some kind of competitive advantage in their industry. The Fund intends to seek additional income primarily by investing in convertible bonds, including below investment grade bonds, and convertible preferred stocks of any quality up to 20% of its assets. The Fund may also invest up to 25% of its assets in foreign securities.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Interest Rate Risk
    Credit Risk
    Foreign Investment Risk
  The Fund is subject to the risks associated with investing in below investment grade bonds. These bonds are commonly referred to as “high yield” or “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/1/1996. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
					+ 34.66	+ 4.77	+ 18.57	- 0.30	- 12.16

Best Quarter:	2nd Quarter 1997	+ 17.25%
Worst Quarter:	3rd Quarter 2001	- 18.56%

  The next table lists the Fund’s average annual total return over the past one and five years and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 1000® Value Index (Russell 1000 Value), an unmanaged, market capitalization-weighted index measuring the performance of those Russell 1000 companies with low price-to-book ratios and low forecasted earnings and growth rates. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/01/1996	- 12.16%	7.94%	N/A	9.99%
Russell 1000 Value		- 5.59%	11.13%	N/A	12.47%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.75%	0.00%	0.20%	0.95%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 97
3 years	$ 303
5 years	$ 525
10 years	$ 1,166

  VA International Growth Fund

  FUND FACTS:

  Goals:

  Long-Term Capital Growth
  Modest Income

  Principal Investment:

  Equity Securities of Non-U.S. Companies in Developed Markets

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth and secondarily, modest income.

  INVESTMENT STRATEGY

  The Fund invests primarily in equity securities issued by established, quality non-U.S. companies located in countries with developed markets and may purchase securities across all market capitalizations. The Fund may also invest in emerging markets. The Fund normally invests at least 65% of its assets in the securities of companies in at least three different countries (other than the U.S.). The portfolio managers seek both growth and value opportunities. For growth investments, the portfolio managers seek, among other things, good business models, good management and growth in cash flows. For value investments, the portfolio managers seek companies that are undervalued in the marketplace compared to their assets. The Fund intends to seek modest income from dividends paid by its equity holdings. Excluding repurchase agreements, the Fund invests solely in securities of non-U.S. issuers.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Foreign Investment Risk
  In addition, the Fund may also be subject to an emerging markets risk. An “emerging market” is any country considered to be emerging or developing with a relatively low gross national product, but which has the potential for rapid growth (which can lead to instability). Investing in securities of emerging countries has many risks. Emerging countries are generally small and rely heavily on international trade and could be adversely affected by the economic conditions in the countries with which they trade. There is also a possibility of a change in the political climate, nationalization, diplomatic developments (including war), and social instability. Such countries may experience high levels of inflation or deflation and currency devaluation. Investments in emerging markets are considered to be speculative.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss of the Fund in each calendar year since its inception on 8/17/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
							+ 38.22	- 5.06	- 18.18

Best Quarter:	4th Quarter 1999	+ 26.01%
Worst Quarter:	1st Quarter 2001	- 12.23%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Morgan Stanley Capital International Europe, Australasia and Far East Free Index (MSCI EAFE), an unmanaged, broad, market capitalization-weighted performance benchmark for developed market equity securities listed in Europe, Australia and the Far East. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	08/17/1998	- 18.18%	N/A	N/A	0.24%
MSCI EAFE		- 22.61%	N/A	N/A	1.36%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.66%	0.00%	0.98%	1.64%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.01%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 167
3 years	$ 517
5 years	$ 892
10 years	$ 1,944

  VA Masters Fund

  FUND FACTS:

  Goal:

  Long-Term Capital Growth

  Principal Investment:

  Common Stocks of All Market Capitalizations

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Teams

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The Fund's investment program is based on the Manager of Managers strategy of Evergreen Investment Management Company, LLC (EIMC) which allocates the Fund's portfolio assets on an approximately equal basis among itself and three sub-advisors -- each of which employs a different investment style.

  EIMC’s segment of the portfolio will primarily be invested in equity securities of U.S. and foreign companies (i.e., companies whose market capitalizations fall within the range tracked by the S&P MidCap 400 Index, at the time of purchase). In addition, EIMC's segment of the portfolio will seek to maintain a weighted average market capitalization that falls within the range of the S&P MidCap 400 Index. The Fund's current sub-advisors are:

  MFS Institutional Advisors, Inc. (MFS)

  OppenheimerFunds, Inc. (Oppenheimer)

  Putnam Investment Management, LLC (Putnam)

  MFS manages its segment of the portfolio by primarily investing in equity securities of companies with market capitalizations falling within the range of the Russell Midcap Growth Index at the time of the Fund’s investment. Such companies generally would be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation, and would have the products, management and market opportunities which are usually necessary to continue sustained growth. MFS may invest up to 25% (and generally expects to invest between 0% and 10%) of its segment of the Fund's assets in foreign securities (not including American Depositary Receipts), which are not traded on a U.S. exchange. MFS will use a growth-oriented investment strategy.

  Oppenheimer manages its segment of the portfolio by investing primarily in equity securities of those companies with market capitalizations over $5 billion; however, Oppenheimer may, when it deems advisable, invest in the equity securities of mid-cap and small-cap companies. In purchasing portfolio securities, Oppenheimer may invest without limit in foreign securities. Oppenheimer will use a blended growth- and value-oriented investment strategy.

  Putnam’s segment of the portfolio will primarily be invested in equity securities of U.S. and foreign issuers with market capitalizations of $3 billion or more. In the evaluation of a company, more consideration is given to growth potential than to dividend income. Putnam will use a growth-oriented investment strategy.

  The “growth” style of investing emphasizes investments in stocks of companies which the Fund’s sub-advisor believes have anticipated earnings ranging from steady to accelerated growth. The “value” style of investing emphasizes investments in stocks of companies which the Fund’s sub-advisor believes are undervalued. One or a blend of both of these investment styles will be applied by the sub-advisors to the segment of the Fund’s portfolio for which that sub-advisor is responsible.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Foreign Investment Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss of the Fund in each calendar year since its inception on 1/29/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
								- 3.06	- 15.84

Best Quarter:	4th Quarter 2001	+ 15.94%
Worst Quarter:	3rd Quarter 2001	- 22.34%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500) and the S&P 400 Mid-Cap Index (S&P 400). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The S&P 400 is an unmanaged, market-value index measuring the performance of the mid-sized company segment of the U.S. market consisting of 400 domestic stocks chosen for market size, liquidity, and industry group representation. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	01/29/1999	- 15.84%	N/A	N/A	1.41%
S&P 500		- 11.87%	N/A	N/A	- 2.43%
S&P 400		- 0.62%	N/A	N/A	12.06%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.87%	0.00%	0.19%	1.06%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.00%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 108
3 years	$ 337
5 years	$ 585
10 years	$ 1,294

  VA Omega Fund

  FUND FACTS:

  Goal:

  Long-Term Capital Growth

  Principal Investment:

  U.S. Common Stocks of All Market Capitalizations

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The Fund invests primarily in common stocks and securities convertible into common stocks of U.S. companies across all market capitalizations. The Fund’s portfolio managers employ a growth style of equity management. “Growth” stocks are stocks of companies that the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. The portfolio managers' active style of portfolio management may lead to high portfolio turnover, but that will not limit the portfolio managers' investment decisions.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
						+ 22.25	+ 47.24	- 12.46	- 14.79

Best Quarter:	4th Quarter 1999	+ 29.99%
Worst Quarter:	4th Quarter 2000	- 25.00%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 1000® Growth Index (Russell 1000 Growth), an unmanaged market capitalization-weighted index measuring the performance of those Russell 1000 companies with higher price-to-book ratios and forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/06/1997	- 14.79%	N/A	N/A	8.63%
Russell 1000 Growth		- 20.42%	N/A	N/A	7.21%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.52%	0.00%	0.20%	0.72%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 74
3 years	$ 230
5 years	$ 401
10 years	$ 894

  VA Small Cap Value Fund

  FUND FACTS:

  Goal:

  Capital Growth

  Principal Investment:

  Small-Cap U.S. Common Stocks

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth in the value of its shares.

  INVESTMENT STRATEGY

  The Fund normally invests at least 80% of its assets in common stocks of small U.S. companies (i.e., companies whose market captializations fall within the range tracked by the Russell 2000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Index. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents or common stocks of any market capitalization. The Fund’s portfolio managers seek to limit the investment risk of small company investing by seeking stocks that trade below what the portfolio managers consider their intrinsic value. The Fund’s portfolio managers look specifically for various growth triggers, or catalysts, that will bring the stock’s price into line with its actual or potential value, such as new products, new management, changes in regulation and/or restructuring potential.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss of the Fund in each calendar year since its inception on 5/1/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
							+ 12.07	+ 20.71	+ 18.11

Best Quarter:	4th Quarter 2001	+ 22.32%
Worst Quarter:	3rd Quarter 2001	- 14.15%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Index (Russell 2000) and the Russell 2000® Value Index (Russell 2000 Value). The Russell 2000® Index is a market capitalization-weighted index measuring the performance of the 2000 smallest companies in the Russell 3000® Index, representing approximately 10% of the total market capitalization of the Russell 3000® Index. The Russell 2000 Value is an unmanaged, market capitalization-weighted index measuring the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	05/01/1998	18.11%	N/A	N/A	12.73%
Russell 2000		2.49%	N/A	N/A	1.64%
Russell 2000 Value		14.02%	N/A	N/A	4.75%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.87%	0.00%	0.20%	1.07%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.00%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 109
3 years	$ 340
5 years	$ 590
10 years	$ 1,306

  VA Special Equity Fund

  FUND FACTS:

  Goal:

  Capital Growth

  Principal Investment:

  Common Stocks of Small Companies

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth.

  INVESTMENT STRATEGY

  The Fund normally invests at least 80% of its assets in common stocks of small U.S. companies (i.e., companies whose market capitalizations fall within the range tracked by the Russell 2000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Index. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents. Although the Fund intends, under normal circumstances, to be fully invested in common stocks of small U.S. companies. The Fund's portfolio managers select stocks of companies which they believe have the potential for accelerated growth in earnings and price.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 9/29/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
								- 8.34	- 8.11

Best Quarter:	1st Quarter 2000	+ 14.29%
Worst Quarter:	1st Quarter 2001	- 14.23%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Growth Index (Russell 2000 Growth), an unmanaged, market capitalization-weighted index measuring the performance of those Russell 2000 companies with high price-to-book ratios and high forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	09/29/1999	- 8.11%	N/A	N/A	0.02%
Russell 2000 Growth		- 9.23%	N/A	N/A	- 2.75%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.92%	0.00%	0.23%	1.15%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.03%.

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 117
3 years	$ 365
5 years	$ 633
10 years	$ 1,398

  VA Strategic Income Fund

  FUND FACTS:

  Goals:

  High Current Income
  Capital Growth

  Principal Investments:

  Domestic High Yield, High Risk Bonds
  Foreign Debt Securities
  U.S. Government Securities

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks high current income from interest on debt securities. Secondarily, the Fund considers potential for growth of capital in selecting securities.

  INVESTMENT STRATEGY

  The Fund intends to allocate its assets principally between domestic high yield, high risk bonds and other debt securities (which may be denominated in U.S. dollars or in non-U.S. currencies) of foreign governments and foreign corporations. In addition, the Fund will, from time to time, allocate a portion of its assets to U.S. government securities, including zero-coupon U.S. Treasury securities, asset-backed securities, such as mortgage-backed securities and money market instruments. This allocation will be made on the basis of the portfolio manager’s assessment of global opportunities for high income and high investment return. From time to time, the Fund may invest 100% of its assets in either U.S. or foreign securities. While the Fund may invest in securities of any maturity, it is currently expected that the Fund will not invest in securities with maturities of more than 30 years. The Fund’s portfolio managers take an aggressive approach to investing while seeking to control risk through diversification, credit analysis, economic analysis, interest rate forecasts and review of sector and industry trends.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Interest Rate Risk
    Credit Risk
    Foreign Investment Risk
  The Fund is subject to the risks associated with investing in below investment grade bonds. These bonds are commonly referred to as “high yield” or “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
						+ 5.91	+ 1.64	- 0.69	+ 6.21

Best Quarter:	4th Quarter 2001	+ 4.01%
Worst Quarter:	1st Quarter 2000	- 1.78%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund. At the bottom of the table you can compare this performance with the Lehman Brothers Aggregate Bond Index (LBABI), an unmanaged, fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities, and asset-backed securities. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/06/1997	6.21%	N/A	N/A	3.77%
LBABI		8.44%	N/A	N/A	7.57%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.51%	0.00%	0.30%	0.81%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 83
3 years	$ 259
5 years	$ 450
10 years	$ 1,002

  THE FUNDS' INVESTMENT ADVISOR

  An investment advisor manages the Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen Funds is a wholly-owned subsidiary of Wachovia Corporation (formerly First Union Corporation), the fourth largest bank holding company in the United States, with over $319.9 billion in consolidated assets as of 3/31/2002. Wachovia Corporation is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  Evergreen Investment Management Company, LLC (EIMC) is the investment advisor to the Funds. EIMC has been managing mutual funds and private accounts since 1932 and manages over $96.6 billion in investment assets for 103 of the Evergreen Funds and Wachovia Funds as of 3/31/2002. EIMC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034.

  For the fiscal year end 12/31/2001, the aggregate advisory fee paid to the investment advisor by each Fund was as follows:

Fund	% of the Fund's average daily net assets
VA Blue Chip Fund	0.61%
VA Capital Growth Fund	0.80%
VA Equity Index Fund [1]	0.08%
VA Foundation Fund	0.75%
VA Fund	0.75%
VA Global Leaders Fund	0.72%
VA Growth and Income Fund	0.75%
VA International Growth Fund	0.03%
VA Masters Fund	0.81%
VA Omega Fund	0.52%
VA Small Cap Value Fund	0.80%
VA Special Equity Fund [1]	0.80%
VA Strategic Income Fund	0.51%

  1. Effective May 11, 2001, the investment advisory contract for the Fund was transferred to EIMC. There were no changes in advisory fee rates.

  THE FUNDS' SUB-ADVISORS

  Tattersall Advisory Group, Inc. (TAG) is the sub-advisor to VA Foundation Fund. TAG manages the fixed income portion of the Fund. There is no additional charge to the Fund for the services provided by TAG. TAG has been managing fixed income accounts since 1976 and manages over $7.9 billion in assets for 10 of the Evergreen Funds and Wachovia Funds as of 3/31/2002. TAG is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

  EIMC pays a portion of its advisory fee to TAG for its services.

  Pilgrim Baxter Value Investors, Inc. (Pilgrim Baxter) is the sub-advisor to the Fund. Pilgrim Baxter manages the day-to-day investment operations of the Fund. There is no additional charge to the Fund for the services provided by Pilgrim Baxter. Pilgrim Baxter is located at 1400 Liberty Ridge Drive, Wayne, Pennsylvania, 19087.

  For the fiscal year ended 12/31/2001, the fee paid to Pilgrim Baxter by EIMC as a percentage of VA Capital Growth Fund's average daily net assets was 0.20%.

  MFS Institutional Advisors, Inc. (MFS)
  OppenheimerFunds Inc. (Oppenheimer), and
  Putnam Investment Management, LLC (Putnam)
  are each sub-advisors to a portion of VA Masters Fund.

  Subject to the supervision of EIMC, each sub-advisor manages a segment of the Fund's portfolio in accordance with the Fund's investment objective and policies, makes investment decisions for the segment, and places orders to purchase and sell securities for the segment. EIMC also manages a segment of VA Masters Fund's portfolio. The Fund pays no direct fees to any of the sub-advisors. Additional information about each sub-advisor is as follows:

  MFS, 500 Boylston Street, Boston, Massachusetts 02116, is America's oldest mutual fund organization. As of 3/31/2002, MFS managed more than $138 billion on behalf of more than 6 million investor accounts.

  Oppenheimer, 498 7th Avenue, New York, New York 10018, has operated as an investment advisor since 1960. As of 3/31/2002, Oppenheimer and its subsidiaries and affiliates managed more than $130 billion in assets, including more than 60 mutual funds having more than $6.3 million shareholder accounts.

  Putnam, One Post Office Square, Boston, Massachusetts 02109, has been managing mutual funds since 1937. As of 3/31/2002, Putnam and its affiliates subsidiaries managed more than $313 billion of assets for over 14 million shareholder accounts.

  Through an exemptive order received from the Securities and Exchange Commission, EIMC has ultimate responsibility (subject to oversight by the Board of Trustees) to oversee VA Masters Fund’s sub-advisors and recommend the hiring, termination and replacement of unaffiliated sub-advisors without receiving prior shareholder approval. However, shareholders will be notified in the event there has been a replacement of one of the sub-advisors. In addition, the exemptive order permits the disclosure of fees paid to unaffiliated sub-advisors on an aggregate basis only.

  For the fiscal year ended 12/31/2001, the aggregate fees paid to the sub-advisors by EIMC, as a percentage of VA Masters Fund's average net assets, was 0.50%.

  THE FUNDS' PORTFOLIO MANAGERS

  VA Blue Chip Fund
  VA Omega Fund

  Each Fund is managed individually by a team of portfolio management professionals from EIMC's Large Cap Core Growth team, with team members responsible for various sectors.

  VA Capital Growth Fund

  The Fund is managed by a team of portfolio management professionals from Pilgrim Baxter, with team members responsible for various sectors.

  VA Equity Index Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Global Structured Products team, with team members responsible for various sectors.

  VA Fund
  VA Growth and Income Fund

  Each Fund is co-managed individually by two of EIMC's teams of portfolio management professionals —the Large Cap Value team and the Large Cap Core Growth team, with team members responsible for various sectors.

  VA Foundation Fund

  The equity portion of the Fund is co-managed by two of EIMC's teams of portfolio management professionals - Large Cap Value team and the Large Cap Core Growth team, with team members responsible for various sectors.

  The fixed income portion of the Fund is managed by a team of fixed income portfolio management professionals of TAG, with team members responsible for various fixed income sectors.

  VA Global Leaders Fund

  The Fund is co-managed by two of EIMC's teams of portfolio management professionals—the Large Cap Core Growth team and the International team, with team members responsible for various sectors.

  VA International Growth Fund

  The Fund is managed by a team of portfolio management professionals from EIMC’s International team, with team members responsible for various sectors.

  VA Masters Fund

  The Fund is managed utilizing a team of investment professionals. These include:

    Evergreen Large Cap Core Growth Team
    MFS Team
    Oppenheimer Team
    Putnam Team
  Manager Oversight —EIMC has appointed a committee of investment personnel which is primarily responsible for overseeing the sub-advisors of the Masters Fund. EIMC has ultimate responsibility for the investment performance of the Fund.

  EIMC continuously monitors the performance and investment styles of the Fund’s sub-advisors and from time to time may recommend changes of sub-advisors based on factors such as changes in a sub-advisor’s investment style or a departure by a sub-advisor from the investment style for which it had been selected, a deterioration in a sub-advisor’s performance relative to that of other investment management firms practicing a similar style, or adverse changes in its ownership or personnel.

  One segment may be larger or smaller at various times than other segments, but EIMC will not reallocate assets among the segments to reduce these differences in size until the assets allocated to one sub-advisor either exceed 35% or are less than 15% of the Fund’s average daily net assets for a period of three consecutive months. In such event the investment advisor may, but is not obligated to, reallocate assets among sub-advisors to provide for a more equal distribution of the Fund’s assets

  VA Small Cap Value Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Small Cap Value team, with team members responsible for various sectors.

  VA Special Equity Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Quantitative Equity team, with team members responsible for various sectors.

  VA Strategic Income Fund

  The Fund is managed individually by a team of portfolio management professionals from EIMC’s High Yield Bond team, with team members responsible for various sectors.

  CALCULATING THE SHARE PRICE

  The value of one share of the Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. Each security held by the Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  Certain Funds may invest in foreign securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares. As a result, the value of the Fund may change on days when investors will not be able to purchase or redeem the Fund’s shares.

  PARTICIPATING INSURANCE COMPANIES

  The Funds were organized to serve as investment vehicles for separate accounts funding variable annuity contracts and variable life insurance policies issued by certain life insurance companies. The Funds do not currently foresee any disadvantages to the holders of the contracts or policies arising from the fact that the interests of holders of those contracts or policies may differ due to the difference of tax treatment and other considerations. Nevertheless, the Board of Trustees has established procedures for the purpose of identifying any irreconcilable material conflicts that may arise and to determine what action, if any, would be taken in response thereto. The variable annuity contracts and variable life insurance policies are described in the separate prospectuses issued by the participating insurance companies. The Evergreen Variable Annuity Trust assumes no responsibility for such prospectuses.

  HOW TO BUY AND REDEEM SHARES

  Investors may not purchase or redeem shares of a Fund directly, but only through variable annuity contracts or variable life insurance policies offered through separate accounts of participating insurance companies. Investors should refer to the prospectus of the variable annuity contracts or variable life insurance policies for information on how to purchase such contracts or policies, how to select specific Evergreen Variable Annuity Funds as investment options for the contracts or policies and how to redeem funds or change investment options.

  The separate accounts of the participating insurance companies place orders to purchase and redeem shares of a Fund based on, among other things, the amount of premium payments to be invested and the amount of surrender and transfer requests (as defined in the prospectus describing the variable annuity contracts or variable life insurance policies issued by the participating insurance companies) to be effected on that day pursuant to the contracts or policies.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive a request; however, we reserve the right to wait up to seven business days to redeem any investments.

  OTHER SERVICES

  Automatic Reinvestment of Distribution

  For the convenience of investors, all dividends and capital gains are distributed to the separate accounts of participating insurance companies and are automatically reinvested, unless requested otherwise.

  THE TAX CONSEQUENCES OF
  INVESTING IN THE FUNDS

  Fund Distributions

  Each Fund passes along the net income or profits it receives from its investments. The Funds expect that any distributions to separate accounts will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or variable life insurance policy.

    Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year.
    Dividends. Each Fund pays an annual dividend from the dividends, interest and other income on the securities in which it invests.
  For a discussion of the tax consequences of variable annuity contracts or variable life insurance policies, refer to the prospectus of the variable annuity contract or variable life insurance policies offered by the participating insurance company. Variable annuity contracts or variable life insurance policies purchased through insurance company separate accounts provide for the accumulation of all earnings from interest, dividends and capital appreciation without current federal income tax liability to the owner. Depending on the variable annuity contract or variable life insurance policies, distributions from the contract or policy may be subject to ordinary income tax and, in addition, a 10% penalty tax on distributions before age 59½. Only the portion of a distribution attributable to income on the investment in the contract is subject to federal income tax. Investors should consult with competent tax advisors for a more complete discussion of possible tax consequences in a particular situation.

  FEES AND EXPENSES OF THE FUNDS

  Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

  Management Fee

  The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

  Other Expenses

  Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

  Total Fund Operating Expenses

  The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund’s net asset value is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are “invisible,” investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) your total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) a Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

  FINANCIAL HIGHLIGHTS

  This section looks in detail at the results for one share in each share class of the Funds - how much income it earned, how much of this income was passed along as a distribution and how much the return was reduced by expenses. The tables for each Fund have been derived from financial information audited by KPMG LLP, the Funds' independent auditors. For a more complete picture of the Funds' financial statements, please see the Funds' Annual Reports as well as the SAI.

  VA Blue Chip Fund

Year Ended December 31,
	2001	2000 (a)

Net asset value, beginning of period	$ 8.95	$ 10.00
Income from investment operations
Net investment income	0.02	0.02
Net realized and unrealized losses on securities	- 1.51	- 1.05
Total from investment operations	- 1.49	- 1.03

Distributions to shareholders from net investment income	- 0.02	- 0.02

Net asset value, end of period	$ 7.44	$ 8.95
Total return*	- 16.61%	- 10.27%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 12,853	$ 8,861
Ratios to average net assets
Expenses‡	0.97%	1.01%†
Net investment income	0.32%	0.43%†
Portfolio turnover rate	238%	140%
(a) For the period from April 27, 2000 (commencement of operations) to December 31, 2000.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Capital Growth Fund (a)

	Year Ended December 31,
	2001	2000	1999	1998 (b)

Net asset value, beginning of period	$ 16.43	$ 14.42	$ 13.58	$ 12.50
Income from investment operations
Net investment income	0.03	0.10	0.01	0.03
Net realized and unrealized gains or losses on securities	- 2.16	2.37	0.87	1.05
Total from investment operations	- 2.13	2.47	0.88	1.08

Distributions to shareholders from
Net investment income	- 0.08	- 0.01	- 0.02	0
Net realized gains	- 0.18	- 0.45	- 0.02	0
Total distributions to shareholders	- 0.26	- 0.46	- 0.04	0

Net asset value, end of period	$ 14.04	$ 16.43	$ 14.42	$ 13.58
Total return*	- 12.95%	17.69%	6.50%	8.64%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 49,900	$ 36,975	$ 28,377	$ 20,142
Ratios to average net assets
Expenses‡	1.04%	1.03%	1.18%	1.05%†
Net investment income	0.42%	0.73%	0.06%	0.50%†
Portfolio turnover rate	150%	79%	87%	54%
(a) Effective February 1, 2000, shareholders of Mentor VIP Capital Growth Portfolio became owners of that number of full and fractional shares of Evergreen VA Capital Growth Fund. As Mentor VIP Capital Growth Portfolio contributed the majority of assets and shareholders to the Evergreen VA Capital Growth Fund, its accounting and performance history has been carried forward.
(b) For the period from March 3, 1998 (commencement of operations) to December 31, 1998.
* Total return does not reflect charges attributable to your insurance company's separate account.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
† Annualized.

  VA Equity Index Fund

	Year Ended December 31,
	2001	2000	1999 (a)

Net asset value, beginning of period	$ 10.30	$ 11.48	$ 10.00
Income from investment operations
Net investment income	0.10	0.10	0.03
Net realized and unrealized gains or losses on securities and futures contracts	- 1.33	- 1.15	1.51
Total from investment operations	- 1.23	- 1.05	1.54

Distributions to shareholders from
Net investment income	- 0.10	- 0.10	- 0.03
Net realized gains	0	- 0.03	- 0.03
Total distributions to shareholders	- 0.10	- 0.13	- 0.06

Net asset value, end of period	$ 8.97	$ 10.30	$ 11.48
Total return*	- 11.97%	- 9.11%	15.47%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 32,141	$ 31,796	$ 18,685
Ratios to average net assets
Expenses‡	0.30%	0.31%	0.31%†
Net investment income	1.09%	1.15%	1.34%†
Portfolio turnover rate	4%	11%	5%
(a) For the period from September 29, 1999 (commencement of operations) to December 31, 1999.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Foundation Fund

	Year Ended December 31,
	2001	2000	1999	1998 #	1997 #

Net asset value, beginning of period	$ 14.60	$ 15.70	$ 14.47	$ 13.54	$ 11.31
Income from investment operations
Net investment income	0.30	0.24	0.28	0.35	0.26
Net realized and unrealized gains or losses on securities	- 1.55	- 1.01	1.27	1.07	2.86
Total from investment operations	- 1.25	- 0.77	1.55	1.42	3.12

Distributions to shareholders from
Net investment income	- 0.30	- 0.24	- 0.28	- 0.26	- 0.24
Net realized gains	0	- 0.09	- 0.04	- 0.23	- 0.65
Total distributions to shareholders	- 0.30	- 0.33	- 0.32	- 0.49	- 0.89

Net asset value, end of period	$ 13.05	$ 14.60	$ 15.70	$ 14.47	$ 13.54
Total return*	- 8.57%	- 4.93%	10.64%	10.56%	27.80%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 168,337	$ 187,825	$ 145,566	$ 78,371	$ 31,840
Ratios to average net assets
Expenses‡	0.93%	0.92%	0.95%	1.00%	1.01%
Net investment income	2.15%	1.78%	2.29%	2.44%	2.15%
Portfolio turnover rate	195%	89%	77%	10%	26%
* Total return does not reflect charges attributable to your insurance company's separate account.
# Net investment income is based on average shares outstanding during the period.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Fund

	Year Ended December 31,
	2001	2000	1999 #	1998 #	1997 #

Net asset value, beginning of period	$ 14.96	$ 17.31	$ 15.31	$ 14.89	$ 11.41
Income from investment operations
Net investment income	0.06	0.03	0.09	0.07	0.06
Net realized and unrealized gains or losses on securities	- 2.73	- 2.06	3.36	0.86	4.15
Total from investment operations	- 2.67	- 2.03	3.45	0.93	4.21

Distributions to shareholders from
Net investment income	0	- 0.03	- 0.11	0	- 0.05
Net realized gains	0	- 0.29	- 1.34	- 0.51	- 0.68
Total distributions to shareholders	0	- 0.32	- 1.45	- 0.51	- 0.73

Net asset value, end of period	$ 12.29	$ 14.96	$ 17.31	$ 15.31	$ 14.89
Total return*	- 17.85%	- 11.99%	23.03%	6.44%	37.16%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 47,016	$ 65,556	$ 69,774	$ 45,820	$ 21,600
Ratios to average net assets
Expenses‡	0.95%	1.03%	1.02%	1.01%	1.01%
Net investment income	0.45%	0.18%	0.57%	0.49%	0.42%
Portfolio turnover rate	171%	127%	111%	16%	32%
# Net investment income is based on average shares outstanding during the period.
* Total return does not reflect charges attributable to your insurance company's separate account.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Global Leaders Fund

	Year Ended December 31,
	2001	2000	1999	1998 #	1997 (a) #

Net asset value, beginning of period	$ 14.40	$ 15.85	$ 12.76	$ 10.79	$ 10.00
Income from investment operations
Net investment income	0.06	0.07	0.06	0.10	0.11
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 1.99	- 1.45	3.09	1.94	0.77
Total from investment operations	- 1.93	- 1.38	3.15	2.04	0.88

Distributions to shareholders from
Net investment income	- 0.06	- 0.07	- 0.06	- 0.07	- 0.06
Net realized gains	0	0	0	0	- 0.03
Total distributions	- 0.06	- 0.07	- 0.06	- 0.07	- 0.09

Net asset value, end of period	$ 12.41	$ 14.40	$ 15.85	$ 12.76	$ 10.79
Total return*	- 13.42%	- 8.70%	24.72%	18.92%	8.80%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 44,224	$ 43,382	$ 21,022	$ 9,583	$ 2,899
Ratios to average net assets
Expenses‡	1.00%	1.01%	1.01%	1.04%	1.05%
Net investment income	0.45%	0.57%	0.58%	0.89%	1.15%
Portfolio turnover rate	76%	21%	17%	12%	11%
(a) For the period from March 6, 1997 (commencement of operations) to December 31, 1997.
* Total return does not reflect charges attributable to your insurance company's separate account.
# Net investment income is based on average shares outstanding during the period.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
† Annualized.

  VA Growth and Income Fund

Year Ended December 31,
	2001	2000	1999 #	1998 #	1997 #

Net asset value, beginning of period	$ 16.46	$ 17.44	$ 15.58	$ 15.29	$ 11.83
Income from investment operations
Net investment income	0.06	0.02	0.07	0.16	0.08
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 2.07	- 0.07	2.74	0.56	4.01
Total from investment operations	- 2.01	- 0.05	2.81	0.72	4.09

Distributions to shareholders from
Net investment income	- 0.06	- 0.02	- 0.06	- 0.13	- 0.07
Net realized gains	- 0.20	- 0.91	- 0.89	- 0.30	- 0.56
Total distributions to shareholders	- 0.26	- 0.93	- 0.95	- 0.43	- 0.63

Net asset value, end of period	$ 14.19	$ 16.46	$ 17.44	$ 15.58	$ 15.29
Total return*	- 12.16%	- 0.30%	18.57%	4.77%	34.66%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 66,619	$ 85,645	$ 84,067	$ 60,576	$ 31,088
Ratios to average net assets
Expenses‡	0.95%	1.01%	1.01%	1.01%	1.01%
Net investment income	0.41%	0.10%	0.44%	1.02%	0.59%
Portfolio turnover rate	30%	53%	66%	13%	18%
* Total return does not reflect charges attributable to your insurance company's separate account.
# Net investment income is based on average shares outstanding during the period.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA International Growth Fund

	Year Ended December 31,
	2001	2000 #	1999 #	1998 (a) #

Net asset value, beginning of period	$ 11.52	$ 12.72	$ 9.39	$ 10.00
Income from investment operations
Net investment income	0.05	0.10	0.09	0.03
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 2.14	- 0.74	3.48	- 0.64
Total from investment operations	- 2.09	- 0.64	3.57	- 0.61

Distributions to shareholders from
Net investment income	- 0.07	- 0.06	- 0.14	0
Net realized gains	0	- 0.50	- 0.10	0
Total distributions to shareholders	- 0.07	- 0.56	- 0.24	0

Net asset value, end of period	$ 9.36	$ 11.52	$ 12.72	$ 9.39
Total return*	- 18.18%	- 5.06%	38.22%	- 6.10%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 26,868	$ 8,764	$ 3,782	$ 1,425
Ratios to average net assets
Expenses‡	1.01%	1.02%	1.03%	1.02%†
Net investment income	0.82%	1.14%	0.87%	1.05%†
Portfolio turnover rate	187%	127%	144%	0.59%
(a) For the period from August 17, 1998 (commencement of operations) to December 31, 1998.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  VA Masters Fund

	Year Ended December 31,
	2001	2000	1999 (a) #

Net asset value, beginning of period	$ 11.09	$ 12.58	$ 10.00
Income from investment operations
Net investment income	0 **	0 **	0.01
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 1.76	- 0.34	2.74
Total from investment operations	- 1.76	- 0.34	2.75

Distributions to shareholders from
Net investment income	0 **	0	- 0.01
Net realized gains	- 0.02	- 1.15	- 0.16
Total distributions to shareholders	- 0.02	- 1.15	- 0.17

Net asset value, end of period	$ 9.31	$ 11.09	$ 12.58
Total return*	- 15.84%	- 3.06%	27.58%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 34,739	$ 37,268	$ 18,873
Ratios to average net assets
Expenses‡	1.00%	1.01%	1.00%
Net investment income	0.05%	0.02%	0.15%
Portfolio turnover rate	74%	85%	83%
(a) For the period from January 29, 1999 (commencement of operations) to December 31, 1999.
* Total return does not reflect charges attributable to your insurance company's separate account.
** Amount represents less than $0.01 per Fund share.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.
† Annualized.

  VA Omega Fund

	Year Ended December 31,
	2001	2000	1999 #	1998 #	1997 (a) #

Net asset value, beginning of period	$ 16.97	$ 19.98	$ 13.57	$ 11.10	$ 10.00
Income from investment operations
Net investment income (loss)	- 0.02	0.01	- 0.06	- 0.04	- 0.06
Net realized and unrealized gains or losses on securities	- 2.49	- 2.27	6.47	2.51	1.16
Total from investment operations	- 2.51	- 2.26	6.41	2.47	1.10

Distributions to shareholders from
Net investment income	0	- 0.01	0	0	0
Net realized gains	0	- 0.74	0	0	0
Total distributions to shareholders	0	- 0.75	0	0	0

Net asset value, end of period	$ 14.46	$ 16.97	$ 19.98	$ 13.57	$ 11.10
Total return*	- 14.79%	- 12.46%	47.24%	22.25%	11.00%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 108,873	$ 97,397	$ 24,176	$ 4,039	$ 1,868
Ratios to average net assets
Expenses‡	0.72%	0.68%	0.96%	1.02%	1.06%†
Net investment income (loss)	- 0.16%	0.07%	- 0.35%	- 0.33%	- 0.74%†
Portfolio turnover rate	181%	177%	120%	49%	39%
(a) For the period from March 6, 1997 (commencement of operations) to December 31, 1997.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  VA Small Cap Value Fund

Year Ended December 31,
	2001	2000	1999	1998 (a) #

Net asset value, beginning of period	$ 11.70	$ 10.14	$ 9.58	$ 10.00
Income from investment operations
Net investment income	0.02	0.08	0.13	0.15
Net realized and unrealized gains or losses on securities	1.98	1.99	1.02	- 0.45
Total from investment operations	2.00	2.07	1.15	- 0.30

Distributions to shareholders from
Net investment income	- 0.02	- 0.10	- 0.13	- 0.11
Net realized gains	- 1.08	- 0.41	- 0.46	- 0.01
Total distributions to shareholders	- 1.10	- 0.51	- 0.59	- 0.12

Net asset value, end of period	$ 12.60	$ 11.70	$ 10.14	$ 9.58
Total return*	18.11%	20.71%	12.07%	- 2.86%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 22,515	$ 10,400	$ 4,958	$ 2,282
Ratios to average net assets
Expenses‡	1.00%	1.02%	1.01%	1.02%†
Net investment income	0.29%	1.01%	1.69%	2.49%†
Portfolio turnover rate	81%	82%	65%	16%
(a) For the period from May 1, 1998 (commencement of operations) to December 31, 1998.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  VA Special Equity Fund

	Year Ended December 31,
	2001	2000	1999 (a)

Net asset value, beginning of period	$ 10.61	$ 11.84	$ 10.00
Income from investment operations
Net investment loss	- 0.01	- 0.01	0
Net realized and unrealized gains or losses on securities	- 0.85	- 0.91	1.88
Total from investment operations	- 0.86	- 0.92	1.88

Distributions to shareholders from net realized gains	0	- 0.31	- 0.04

Net asset value, end of period	$ 9.75	$ 10.61	$ 11.84
Total return*	- 8.11%	- 8.34%	18.87%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 43,162	$ 20,905	$ 3,059
Ratios to average net assets
Expenses‡	1.03%	1.04%	1.03%†
Net investment loss	- 0.21%	- 0.17%	- 0.07%†
Portfolio turnover rate	160%	294%	104%
(a) For the period from September 29, 1999 (commencement of operations) to December 31, 1999.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Strategic Income Fund

	Year Ended December 31,
	2001 #	2000	1999 #	1998 #	1997 (a) #

Net asset value, beginning of period	$ 9.01	$ 10.56	$ 10.39	$ 10.20	$ 10.00
Income from investment operations
Net investment income	0.62	0.85	0.73	0.64	0.32
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.06	- 0.93	- 0.56	- 0.04	0.21
Total from investment operations	0.56	- 0.08	0.17	0.60	0.53

Distributions to shareholders from
Net investment income	- 0.54	- 1.29	0	- 0.41	- 0.31
Net realized gains	0	0	0	0	- 0.02
Tax return of capital	0	- 0.18	0	0	0
Total distributions to shareholders	- 0.54	- 1.47	0	- 0.41	- 0.33

Net asset value, end of period	$ 9.03	$ 9.01	$ 10.56	$ 10.39	$ 10.20
Total return*	6.21%	- 0.69%	1.64%	5.91%	5.28%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 23,486	$ 17,950	$ 18,076	$ 11,182	$ 2,204
Ratios to average net assets
Expenses‡	0.81%	0.84%	0.84%	1.02%	1.02%†
Net investment income	6.65%	8.69%	7.02%	6.05%	5.34%†
Portfolio turnover rate	287%	302%	205%	231%	119%
(a) For the period from March 6, 1997 (commencement of operations) to December 31, 1997.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  OTHER FUND PRACTICES

  The Funds may invest in futures and options which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index or an interest rate. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge a Fund's portfolio to protect against changes in interest rates, to adjust a portfolio's duration, to maintain a Fund's exposure to its market, to manage cash or attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility. The VA Equity Index Fund may also use options and futures as a substitute for the sale or purchase of securities in the S&P 500 Index.

  The Funds may borrow money, an investment practice typically used only for temporary or emergency purposes, such as meeting redemptions. Although not a principal investment practice. Borrowing is a form of leverage, that may magnify a Fund’s gain or loss. When a Fund has borrowed money for leverage and its investments increase or decrease in value, its net asset value will normally increase or decrease more than if it had not borrowed money for this purpose. The interest that the Fund must pay on borrowed money will reduce its net investment income and may also either offset any potential capital gains or increase losses.

  The Funds may lend their securities. Lending securities may cause the Fund to lose the opportunity to sell these securities at the most desirable price and, therefore, lose money.

  While not principal investment strategies, the VA Blue Chip Fund may invest up to 20% and the VA Foundation Fund and VA Omega Fund may each invest up to 25% (however each Fund’s current intention is to invest no more than 10%, 10% and 15%, respectively), VA Capital Growth Fund may invest up to 15%, each of the VA Equity Index Fund and VA Special Equity Fund may invest up to 10%, respectively, in foreign securities.

  If a Fund invests in non-U.S. securities it will be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which the Fund’s investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in the Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

  Generally, the portfolio managers of VA Fund, VA International Growth Fund, VA Omega Fund, VA Special Equity Fund and VA Strategic Income Fund, do not take portfolio turnover into account in making investment decisions. This means a Fund could experience a high rate of portfolio turnover (100% or more) in any given fiscal year, resulting in greater brokerage and other transaction costs which are borne by the Fund and its shareholders. It may also result in a Fund realizing greater net short-term capital gains, distributions from which are taxable to shareholders as ordinary income.

  Although not a principal strategy, VA International Growth Fund may invest in debt securities, including up to 10% of its assets in below investment grade debt securities. A Fund which uses this kind of investment strategy is subject to the "Interest Rate Risk" and "Credit Risk" discussed in the "Overview of Fund Risks" on page 2. Below investment grade bonds are commonly referred to as “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  Although not a principal strategy, Putnam's segment of VA Masters Fund may invest in non-convertible debt securities which offer the opportunity for capital growth.

  Please consult the SAI for more information regarding these and other investment practices used by the Funds, including risks.

  Institutional Money Market Funds
  Institutional Money Market Fund
  Institutional Municipal Money Market Fund
  Institutional Treasury Money Market Fund
  Institutional U.S. Government Money Market Fund
  Institutional 100% Treasury Money Market Fund
  Cash Management Money Market Fund
  Prime Cash Management Money Market Fund

  Money Market Funds
  California Municipal Money Market Fund
  Florida Municipal Money Market Fund
  Money Market Fund
  Municipal Money Market Fund
  New Jersey Municipal Money Market Fund
  New York Municipal Money Market Fund
  Pennsylvania Municipal Money Market Fund
  Treasury Money Market Fund
  U.S. Government Money Market Fund

  State Municipal Bond Funds
  Connecticut Municipal Bond Fund
  Florida High Income Municipal Bond Fund
  Florida Municipal Bond Fund
  Georgia Municipal Bond Fund
  Maryland Municipal Bond Fund
  New Jersey Municipal Bond Fund
  North Carolina Municipal Bond Fund
  Pennsylvania Municipal Bond Fund
  South Carolina Municipal Bond Fund
  Virginia Municipal Bond Fund

  National Municipal Bond Funds
  High Grade Municipal Bond Fund
  High Income Municipal Bond Fund
  Intermediate Term Municipal Bond Fund
  Municipal Bond Fund
  Short-Intermediate Municipal Bond Fund

  Short and Intermediate Term Bond Funds
  Adjustable Rate Fund
  Fixed Income Fund
  Intermediate Term Bond Fund
  Limited Duration Fund
  Short-Duration Income Fund

  Intermediate and Long Term Bond Funds
  Core Bond Fund
  Diversified Bond Fund
  Fixed Income Fund II
  High Yield Bond Fund
  Income Plus Fund
  Quality Income Fund
  Select High Yield Bond Fund
  Strategic Income Fund
  U.S. Government Fund

  Balanced Funds
  Balanced Fund
  Foundation Fund
  Select Balanced Fund
  Tax Strategic Foundation Fund

  Growth and Income Funds
  Blue Chip Fund
  Equity Income Fund
  Equity Index Fund
  Growth and Income Fund
  Small Cap Value Fund
  Strategic Value Fund
  Value Fund

  Domestic Growth Funds
  Aggressive Growth Fund
  Capital Growth Fund
  Core Equity Fund
  Evergreen Fund
  Growth Fund
  Large Company Growth Fund
  Masters Fund
  Omega Fund
  Premier 20 Fund
  Secular Growth Fund
  Select Small Cap Growth Fund
  Select Strategic Growth Fund
  Small Company Growth Fund
  Special Equity Fund
  Stock Selector Fund
  Tax Strategic Equity Fund
  Special Values Fund

  Sector Funds
  Health Care Fund
  Technology Fund
  Utility and Telecommunications Fund

  Global and International Funds
  Emerging Markets Growth Fund
  Global Leaders Fund
  Global Opportunities Fund
  International Bond Fund
  International Growth Fund
  Latin America Fund
  Precious Metals Fund

  Variable Annuity
  VA Blue Chip Fund
  VA Capital Growth Fund
  VA Equity Index Fund
  VA Fund
  VA Foundation Fund
  VA Global Leaders Fund
  VA Growth Fund
  VA Growth and Income Fund
  VA High Income Fund
  VA International Growth Fund
  VA Masters Fund
  VA Omega Fund
  VA Small Cap Value Fund
  VA Special Equity Fund
  VA Strategic Income Fund

  Information Line for Hearing and Speech Impaired (TTY/TDD)

  Call 1-800-343-2888

  Monday through Friday, 8 a.m. to 6 p.m. Eastern time

  Write us a letter
  Evergreen Funds
  P.O. Box 8400
  Boston, MA 02266-8400
    for general correspondence

  For express, registered or certified mail
  Evergreen Funds
  66 Brooks Drive, Suite 8400
  Braintree, MA 02184-3800

  Visit us on-line
  www.evergreeninvestments.com

  The Funds’ most recent Annual or Semi-annual Report, which contains a complete financial accounting for each Fund and a complete list of the Fund’s portfolio holdings as of a specific date, as well as commentary from each Fund’s portfolio managers. These Reports discuss the market conditions and investment strategies that significantly affected the Fund’s performance during the most recent fiscal year or period.

  The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

  For questions, other information, or to request a copy, without charge, of any of the documents, call 1-800-847-5397 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at www.evergreeninvestments.com.

  Information about these Funds (including the SAI) is also available on the SEC’s Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-6009, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1-202-942-8090.

  Evergreen Distributor, Inc.
  90 Park Avenue
  New York, New York 10016
  SEC File No.: 811-08716
  600022 RV1
  Evergreen Funds
  200 Berkeley Street
  Boston, MA 02116